UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2007

Feldman Mall Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32365	13-4284187
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1010 Northern Boulevard, Suite 314 Great Neck, NY	11021
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 516-684-1239
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
ITEM 3.02 Unregistered Sales of Equity Securities
ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
ITEM 8.01 Other Events.
ITEM 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-3.1
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-99.1
EX-99.2

ITEM 1.01	Entry into a Material Definitive Agreement.
On April 10, 2007, Feldman Mall Properties, Inc. (the “Company”) entered into an agreement (the “Purchase Agreement”) to issue and, subject to specified closing conditions, sell to Inland American Real Estate Trust, Inc. (“Inland American”) in one or more private placements 2,000,000 shares of 6.85% Series A Cumulative Contingently Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), representing expected aggregate gross proceeds to the Company over the next 12 months of $50,000,000 at the agreed purchase price of $25.00 per share. The sales to Inland American will be made in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D as promulgated under the Securities Act. The securities offered will not be and have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
The Purchase Agreement requires initial closing of no later than April 30, 2007 of the sale of at least 600,000 shares of Series A Preferred Stock, representing an aggregate purchase price of $15,000,000. If the initial closing occurs after April 16, 2007, the Company is obligated to pay Inland American a stand-by fee of $2,815.07 for each day from and including April 17, 2007, to and including the day before initial closing. The Purchase Agreement requires total sales to Inland American over the next 12 months of 2,000,000 shares, representing an aggregate purchase price of $50,000,000. The subsequent closings may occur at any time and from time to time, at the Company’s option, during the 12-month period in minimum increments of 400,000 shares of Series A Preferred Stock ($10,000,000). The initial and subsequent closings will be subject in each case to the terms and conditions contained in the Purchase Agreement, which is attached hereto as Exhibit 10.1 to this Form 8-K and incorporated in this item by reference.
The Company intends to utilize the net proceeds from the sale of the Series A Preferred Stock to provide capital for the Company’s redevelopment of its mall assets, to repay borrowings under its lines of credit and for general corporate purposes.
Contemporaneously with the execution and delivery of the Purchase Agreement, the Company and Inland American entered into a registration rights agreement (the “Inland Registration Rights Agreement”) pursuant to which the Company agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder with respect to the Series A Preferred Stock and any common stock of the Company that may be issuable upon any conversion of the Series A Preferred Stock. A copy of the Inland Registration Rights Agreement is attached hereto as Exhibit 10.2 to this Form 8-K and incorporated in this item by reference.
On April 10, 2007, Feldman Equities Operating Partnership, LP (the “OP”), a Delaware limited partnership and a subsidiary of the Company, entered into a promissory note (the “Note”) providing for loans aggregating up to $25,000,000 from Kimco Capital Corp. (“Kimco”). The Company has provided an unconditional guaranty (the ""Guaranty'') of performance and payment with respect to obligations under the Note. No amount has yet been borrowed under the Note. Copies of the Note and the Guaranty are attached hereto as Exhibits 10.3 and 10.4 to this Form 8-K and are incorporated in this item by reference.
Loans under the Note will bear interest at the rate of seven percent per annum, payable monthly. Any outstanding principal amount will be due and payable on April 10, 2008, provided, that the maturity of the Note may be extended to April 10, 2009 if the OP delivers to Kimco, on or before March 17, 2008, a notice of extension certifying that the Fixed Charge Coverage Ratio (as defined in the Note) exceeds 1.15 to 1.00. The OP may prepay the outstanding principal amount under the Note in whole or in part at any time and may terminate the Note at any time upon ten business days notice so long as all amounts then payable under the Note are paid by termination. In addition to the interest on the Note, Kimco will be paid a variable fee equal to (i) $500,000, multiplied by (ii) (a) the volume weighted average price of the Company’s common stock as of a five-day period chosen by Kimco, minus (b) $13.00. If Kimco does not select a date for determination of the fee prior to termination of the Note, the OP will instead pay to Kimco $250,000 in additional interest. Kimco has the right to accelerate the loans if payments are not made when due or upon the occurrence of any other event of default. The Note requires that the Company will satisfy certain covenants during the term of the Note, including satisfying a Fixed Charge Coverage Ratio and maintaining a minimum Consolidated Net Worth, each as defined in the Note.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
As discussed under Item 1.01 above, on April 10, 2007, the OP obtained a line of credit from Kimco which, if borrowed upon, could result in the creation of a direct financial obligation of up to $25,000,000 plus interest from time to time, as well as payment of the fee or additional interest described in Item 1.01 and in Exhibit 10.3 to this Form 8-K. The information included in Item 1.01 and Exhibits 10.3 and 10.4 to this Form 8-K are incorporated by reference herein.

ITEM 3.02	Unregistered Sales of Equity Securities
The initial closing of the private placement of shares of Series A Preferred Stock in accordance with the terms of the Purchase Agreement described in Item 1.01 above has not yet occurred, but is expected to occur no later than April 30, 2007. The information included in Item 1.01 and Exhibits 10.1 and 10.2 to this Form 8-K is incorporated by reference herein. The terms of the Series A Preferred Stock are governed by articles supplementary (the “Articles Supplementary”) filed with and accepted for record by the State Department of Assessments and Taxation of the State of Maryland on April 10, 2007, a copy of which is attached hereto as Exhibit 3.1 to this Form 8-K and incorporated by reference herein.
The Series A Preferred Stock has no stated maturity and has a liquidation preference of $25.00 per share (the “Liquidation Preference”). Dividends will accumulate at 6.85% of the Liquidation Preference, payable at the Company’s regular dividend payment dates. If approved by a vote of the majority of the Company’s common stockholders, the Series A Preferred Stock will be convertible into Company’s common stock after June 30, 2009, in whole or in part, at an initial conversion ratio of 1:1.77305 (the “Conversion Rate” representing an effective conversion price of $14.10 per share of the Company’s common stock), at the option of the holder. The Company agrees to propose the convertibility at stockholder meetings.
In the event that stockholder approval to permit such conversion has not been obtained prior to June 1, 2008, the rate on the Series A Preferred Stock will be increased to 7.85% on June 1, 2008 and by 100 basis points each year after that to a cap of 9.85% at June 1, 2010 (reverting to 6.85% as soon as convertibility approval is obtained). If the convertibility is approved by the stockholders, the rate will remain at 6.85% until conversion or redemption. Dividends will increase an additional 1.00% from and after any failure by the Company to pay four quarterly dividends (which need not be consecutive).
The Company may optionally redeem the Series A Preferred Stock at any time beginning on August 1, 2009 at the Liquidation Preference ($25.00 per share). In addition, within 45 days following a merger or consolidation or sale of substantially all assets, the Company may redeem the Series A Preferred Stock at a price equal to 102% of the Liquidation Preference ($25.50 per share) plus accumulated and unpaid dividends. The Company may also optionally redeem the Series A Preferred Stock at 103.5% of the Liquidation Preference ($25.88 per share), plus accrued and unpaid dividends to the date of redemption, at any time following a rejection by the Company’s common stockholders of approval to permit convertibility.
If the Company engages in a disposition of 50% or more of its assets in one or a related series of transactions, and if the stockholder approval to permit conversion has by that time been obtained, the Series A Preferred Stock holders will have full conversion rights before June 30, 2009. The conversion rate for the Series A Preferred Stock will be adjusted for stock splits, combinations, stock dividends and other similar recapitalization events. At all times, conversion of the Series A Preferred will be subject to the Company’s Charter and Bylaws, including capital stock ownership limits and requirements that the Company’s ability to qualify as a real estate investment trust (“REIT”) not be impaired.
Holders of Series A Preferred Stock will have no voting rights except to elect one member of the Company’s board of directors (the “Board”). From and after the occurrence of a Dividend Default or Financial Covenant Default (each as defined in the Articles Supplementary), the holders of Series A Preferred Stock will have the right to elect a maximum of one additional member of the Company’s board of directors (regardless of the number of such defaults in existence) .
The Series A Preferred Stock requires that, starting as of March 31, 2008 (upon public release of the unaudited interim financial statements for such date) Company will satisfy a Fixed Charge Coverage Ratio and a Capitalization Ratio, each as defined in the Articles Supplementary.

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 10, 2007, the Board contingently elected Thomas H. McAuley to serve as a member of the Board (“Series A Board Member”), effective upon the first issuance of the Series A Preferred Stock by the Company to Inland American pursuant to the Purchase Agreement. Unless and until such time that the Series A Preferred Stock is first issued, Mr. McAuley will not serve as a Series A Board Member and will not have the rights, duties and powers as such.
In accordance with the Articles Supplementary, Mr. McAuley will serve for the same term length as all other members of the Board, and may be re-elected or replaced as a Series A Board Member following a vote at the Company’s annual meeting by the holders of the Series A Preferred Stock voting as a separate class and subject to the approval of Mr. McAuley or such replacement Series A Board Member by the Board, acting reasonably. Mr. McAuley has not yet been named to any committees of the Board.
Mr. McAuley will be paid an annual fee of $50,000 in accordance with the Company’s compensation arrangement for directors. In addition, he will receive an automatic annual grant of 1,000 restricted shares of the Company’s common stock which will be made the first business day following each annual meeting of the Company’s stockholders.
Mr. McAuley is also a director of Inland Real Estate Corporation and the president of Inland Capital Markets Group, Inc., each of which is an affiliate of Inland American. The information included in Item 1.01 is incorporated by reference herein.

ITEM 8.01	Other Events.
On April 16, 2007, the Company issued press releases announcing the issuance of the Series A Preferred Stock to Inland American and the execution of the Note by the OP and Kimco. Copies of the press releases are attached hereto as Exhibit 99.1 and 99.2 to this Form 8-k and are incorporated in this item by reference.

ITEM 9.01	Financial Statements and Exhibits.
     (d) Exhibits

3.1	Articles Supplementary, dated April 10, 2007

10.1	Purchase Agreement, dated April 10, 2007, by and between Feldman Mall Properties, Inc. and Inland American Real Estate Trust, Inc.

10.2	Registration Rights Agreement, dated April 10, 2007, by and between Feldman Mall Properties, Inc. and Inland American Real Estate Trust, Inc.

10.3	Promissory Note, dated April 10, 2007, by and between Feldman Equities Operating Partnership, LP and Kimco Capital Corp.

10.4	Guaranty of Payment and Performance, dated April 10, 2007, by Feldman Mall Properties, Inc. to and for the benefit of Kimco Capital Corp.

99.1	Press Release of Feldman Mall Properties, Inc., dated April 16, 2007, announcing the issuance of the Series A Preferred Stock to Inland American Real Estate Trust, Inc.

99.2	Press Release of Feldman Mall Properties, Inc., dated April 16, 2007, announcing the execution of a promissory note by Feldman Equities Operating Partnership, LP and Kimco Capital Corp.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELDMAN MALL PROPERTIES, INC.
By:	/s/ Thomas E. Wirth
	Name:	Thomas E. Wirth
	Title:	Executive Vice President and Chief Financial Officer

Date: April 16, 2007